Exhibit 99.1

ARUBA NETWORKS ANNOUNCES FISCAL SECOND QUARTER FINANCIAL RESULTS
Board of Directors Approves Stock Repurchase Plan
SUNNYVALE, California, February 26, 2008 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in wireless LANs and secure unified mobility solutions, today released financial results for the fiscal second quarter ended January 31, 2008.
Revenues for the fiscal second quarter of 2008 were approximately $40.6 million, an increase of 53% from $26.6 million reported in the fiscal second quarter of 2007. GAAP net loss for the fiscal second quarter of 2008 was $3.5 million, or $0.04 per share, compared to a net loss of $7.2 million, or $0.52 per share, in the fiscal second quarter of 2007. GAAP results for the second fiscal quarter of 2008 included $4.1 million of non-cash stock-based expenses.
Non-GAAP net income for the fiscal second quarter of 2008 was $0.6 million, or $0.01 per diluted share, compared to a non-GAAP net loss of $3.2 million, or $0.23 per diluted share, in the fiscal second quarter of 2007. Non-GAAP net income excludes the impact of stock-based expenses in all periods and, for the second fiscal quarter of 2007, expense related to the revaluation of warrants to fair value.
“Despite short term softness in our Federal and retail verticals, we added a record number of customers in the second quarter and saw continued strength in our education, healthcare and high tech verticals,” said Dominic Orr, president and chief executive officer of Aruba Networks. “Moving forward, we expect the Federal vertical to return to normal levels with the approval of the Federal budget. Additionally, we continue to believe that two key drivers in the retail sector — the need for PCI compliance and the need to replace aging wireless infrastructure — will drive long term growth for our wireless LAN solutions. With strong growth of new customer acquisitions, we now have a base of over 3,750 total customers worldwide.”
“We have been especially pleased with the strong interest in our 802.11n solutions,” continued Mr. Orr. “The education vertical accounts for approximately 50% of our current pipeline for this technology; however, we are seeing orders and evaluations by companies spread across our different vertical markets. We believe that the competitive differentiation of our architecture and products will continue to drive sales and help grow our business in coming quarters.”
“Gross margins were very strong, reflecting a favorable product mix,” said Steffan Tomlinson, Aruba’s chief financial officer. “We closely managed expenses during the period and were able to deliver non-GAAP profitability in a tougher quarter.”
Stock Repurchase Plan
Aruba also announced today that it has been authorized by its Board of Directors to institute a stock repurchase program for up to $10 million worth of its common stock. Purchases may be made, from time to time, in the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on the price of the Company’s common stock, general business and market conditions, and other investment considerations.

Aruba Networks First Quarter 2008 / Page 2
Recent Highlights
Aruba’s focus on providing secure mobility solutions that integrate seamlessly with existing legacy network infrastructure enabled the Company to accomplish several key objectives over the past three months. Some highlights include:
•	Rollout of 802.11n Technology — Aruba rolled out its new high performance 802.11n Access Points at events sponsored by value-added distributors Avnet Technology Solutions, an operating group of Avnet, Inc., Catalyst Telecom, a division of ScanSource, Inc., and Westcon Group, Inc. The theme of the rollouts, The All-Wireless Workplace: Now Open For Business, highlighted how Aruba’s 802.11n products and unified mobility solutions make it practical to deploy a highly secure, completely all-wireless workplace.

•	Recognition for Voice-Over-IP Innovation — Aruba obtained first place ranking in innovation in ABI Research’s “Voice Over Wi-Fi Ecosystems Vendor Matrix” report. The innovation ranking is based on how a technology addresses roaming, call management, endpoint security, VoWi-Fi reporting, intrusion detection and protection, troubleshooting, fixed-mobile convergence schemes, fast handoffs, load balancing, battery life, quality of service, and architecture.

•	Positioned by Gartner as an Industry Leader — Aruba was positioned in the “Leaders” quadrant in Gartner’s “Magic Quadrant for Wireless LAN Infrastructure, 2007” report. Magic Quadrants depict markets using a two-dimensional matrix that evaluates vendors based on the completeness of their vision and ability to execute. Among other characteristics a Leader has demonstrated the ability to fulfill a broad variety of customer requirements, provides an end-to-end infrastructure-based solution with no obvious gaps within the portfolio, and has the financial viability to continue that support beyond the single installation.

•	Navy Exchange Service Command (NEXCOM) — Aruba’s adaptive wireless LANs and identity-based security were selected for, and deployment commenced at, 344 NEXCOM retail stores located at 107 U.S. Navy installations worldwide. NEXCOM chose Aruba’s FIPS 104-2 certified platform as the solution to address rigorous payment card industry (PCI) data security standards designed to prevent the theft of consumer personal and financial data. Aruba’s solution is being overlaid on NEXCOM’s legacy wired network to defend it against network breaches, while providing high security wireless networking for legacy point-of-sale devices, bar code readers, mobile computers, and printers.

•	Secure Mobility Solution Rated Avaya Compliant — Avaya rated Aruba’s Multi-Service Mobility Controllers and wireless LAN Remote Access Points compliant with Avaya IP telephony and messaging solutions. Used in conjunction with Avaya IP telephones, Aruba Remote Access Points allow enterprises to extend communication and messaging capabilities to remote workers simply and securely, without the cost and complexity of VPN or router-based solutions. The Avaya compliant rating ensures businesses that they can add best-in-class capabilities to their networks without having to replace their existing infrastructure, speeding deployment of new applications and reducing both network complexity and implementation costs.

•	AirWave Wireless Acquisition — Aruba announced the execution of a definitive agreement to purchase AirWave Wireless, Inc, a leading provider of specialized tools to centrally manage large, multi-vendor wireless LAN, mesh, and WiMax networks. AirWave’s management software is used by hundreds of IT organizations, including many Fortune 500 companies, and will provide Aruba with best-in-class multi-vendor mobility management tools, as well as a vehicle for better supporting its expanding technology partner eco-system. Aruba will acquire AirWave in exchange for total consideration of $37 million in stock and cash, and the acquisition is expected to close in the third quarter of Aruba’s 2008 fiscal year.
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal second quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live Webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s Web site at www.arubanetworks.com. Following the Webcast, an archived version will be available on the Web site for twelve months. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11108078. International parties can access the replay at +1-303-590-3000 and should enter passcode 11108078.

Aruba Networks First Quarter 2008 / Page 3
Forward Looking Statements
This press release contains forward-looking statements, including statements relating to our expectations (1) that contributions from the Federal vertical will rebound, (2) that the need to become PCI compliant and the need to replace aging wireless infrastructure will drive long term growth for our wireless LAN solutions in the retail sector, (3) that the competitive differentiation of our architecture and products will continue to drive sales and help us grow our business in coming quarters (4) regarding the benefits to be achieved by our acquisition of AirWave Wireless and our belief that the acquisition will close in our third fiscal quarter and (5) regarding our stock repurchase program, including statements regarding the factors that will impact the amount and timing of repurchases under the new stock repurchase program.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; training and logistical challenges that we face in establishing our two-tier distribution model; business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; changes in customer order patterns or customer mix; overall information technology spending; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; rapid technological and market change; our ability to successfully market and transition customers to next generation products; the number of shares ultimately purchased under our stock repurchase program; fluctuations in our stock price and in the stock market generally; competing future investment opportunities and alternative uses of cash; and our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10- Q for the quarter ended October 31, 2007, which was filed with the SEC on December 12, 2007, and is available on Aruba’s investor relations website at www.arubanetworks.com and on the SEC website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses, and, for the fiscal second quarter of 2007, expense related to the revaluation of warrants to fair value. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain non-cash expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, Aruba’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results (excluding the impact of selected non-cash charges) over different periods of time.

Aruba Networks First Quarter 2008 / Page 4
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely, stock-based expenses, that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ website at www.arubanetworks.com.
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About Aruba Networks
People move. Networks must follow. Aruba securely delivers networks to users, wherever they work or roam. Our unified mobility solutions include Wi-Fi networks, identity-based security, remote access and cellular services, and centralized network management to enable the Follow-Me Enterprise that moves in lock-step with users:
— Follow-Me Connectivity: 802.11a/b/g/n Wi-Fi networks ensure that users are always within reach of mission-critical information;
— Follow-Me Security: Identity-based security assigns access policies to users, enforcing those policies whenever and wherever a network is accessed;
— Follow-Me Applications: Remote access solutions and cellular network integration ensure uninterrupted access to applications as users move.
The cost, convenience, and security benefits of our unified mobility solutions are fundamentally changing how and where we work. Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com.
© 2008 Aruba Networks, Inc. Aruba Networks, The All Wireless Workplace Is Now Open For Business, People Move. Networks Must Follow., RFProtect, Bluescanner, The Mobile Edge Company and Mobile Edge Architecture are trademarks of Aruba Networks, Inc. All rights reserved.
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IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne, Jill Isenstadt
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	ir@arubanetworks.com
ir@arubanetworks.com

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	January 31,	July 31,
	2008	2007
Assets

Current assets:
Cash and cash equivalents	$65,412	$42,570
Short-term investments	47,879	62,430
Accounts receivable, net	25,748	23,722
Inventory	17,329	8,991
Deferred costs	2,781	3,217
Prepaids and other	2,973	2,432

Total current assets	162,122	143,362

Property and equipment, net	6,380	3,709
Intangible assets, net	3,445	3,912
Deferred costs	447	722
Other assets	796	428

Total other assets	11,068	8,771

Total assets	$173,190	$152,133

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,732	$2,201
Accrued liabilities	20,342	15,317
Income taxes payable	522	281
Deferred revenue	20,253	16,067

Total current liabilities	42,849	33,866

Deferred revenue	6,174	5,780
Other long-term liabilities	161	—

Total other liabilities	6,335	5,780

Total liabilities	49,184	39,646

Stockholders’ equity
Preferred Stock: $0.0001 par value; 10,000 shares authorized at January 31, 2008 and July 31, 2007; no shares issued and outstanding at January 31, 2008 and July 31, 2007	—	—
Common Stock: $0.0001 par value; 350,000 shares authorized at January 31, 2008 and July 31, 2007; 80,129 and 76,927 shares issued and outstanding at January 31, 2008 and July 31, 2007	8	8
Additional paid-in capital	228,967	213,545
Accumulated other comprehensive income	243	29
Accumulated deficit	(105,212)	(101,095)

Total stockholders’ equity	124,006	112,487

Total liabilities and stockholders’ equity	$173,190	$152,133

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	January 31,		January 31,
	2008	2007	2008	2007
Revenues:
Product	$34,170	$22,662	$72,627	$41,768
Professional services and support	5,548	2,656	12,822	4,777
Ratable product and related professional services and support	927	1,329	1,926	4,607

Total revenues	40,645	26,647	87,375	51,152

Cost of revenues:
Product	10,984	8,562	22,841	15,863
Professional services and support	1,386	1,131	4,203	2,305
Ratable product and related professional services and support	330	505	692	1,691

Total cost of revenues	12,700	10,198	27,736	19,859

Gross profit	27,945	16,449	59,639	31,293

Operating expenses:
Research and development	9,086	5,771	17,386	10,862
Sales and marketing	18,826	12,146	40,525	22,954
General and administrative	4,403	3,395	8,595	6,008

Total operating expenses	32,315	21,312	66,506	39,824

Operating loss	(4,370)	(4,863)	(6,867)	(8,531)

Other income (expense), net
Interest income	1,264	197	2,620	309
Interest expense	—	(28)	—	(63)
Other income (expense), net	(144)	(2,419)	582	(3,250)

Total other income (expense), net	1,120	(2,250)	3,202	(3,004)

Loss before income tax provision	(3,250)	(7,113)	(3,665)	(11,535)

Income tax provision	228	123	452	211

Net loss	$(3,478)	$(7,236)	$(4,117)	$(11,746)

Shares used in computing net loss per common share, basic and diluted	77,974	13,980	77,538	13,630

Net loss per common share, basic and diluted	$(0.04)	$(0.52)	$(0.05)	$(0.86)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended
	January 31,	January 31,
	2008	2007

GAAP net loss	$(3,478)	$(7,236)

Plus:
a) Stock-based expenses	4,093	1,689
b) Revaluation of warrants to fair-value	—	2,335

Non-GAAP net income (loss)	$615	$(3,212)

GAAP net loss per common share	$(0.04)	$(0.52)

Plus:
a) Stock-based expenses per common share	0.05	0.12
b) Revaluation of warrants to fair-value per common share	—	0.17

Non-GAAP net income (loss) per common share	$0.01	$(0.23)

Shares used in computing diluted GAAP net loss per common share	77,974	13,980

Shares used in computing diluted Non-GAAP net income (loss) per common share	91,255	13,980

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended		Six months ended
	January 31,		January 31,
	2008	2007	2008	2007
Revenues:
Product	84.0%	85.0%	83.1%	81.7%
Professional services and support	13.7%	10.0%	14.7%	9.3%
Ratable product and related professional services and support	2.3%	5.0%	2.2%	9.0%

Total revenues	100.0%	100.0%	100.0%	100.0%

Cost of revenues:
Product	27.0%	32.1%	26.2%	31.0%
Professional services and support	3.4%	4.3%	4.8%	4.5%
Ratable product and related professional services and support	0.8%	1.9%	0.8%	3.3%

Total cost of revenues	31.2%	38.3%	31.8%	38.8%

Gross profit	68.8%	61.7%	68.2%	61.2%

Operating expenses:
Research and development	22.4%	21.7%	19.9%	21.2%
Sales and marketing	46.3%	45.6%	46.4%	44.9%
General and administrative	10.9%	12.7%	9.8%	11.8%

Total operating expenses	79.6%	80.0%	76.1%	77.9%

Operating loss	(10.8%)	(18.3%)	(7.9%)	(16.7%)

Other income (expense), net
Interest income	3.1%	0.8%	3.0%	0.6%
Interest expense	—	(0.1%)	—	(0.1%)
Other income (expense), net	(0.4%)	(9.1%)	0.7%	(6.4%)

Total other income (expense), net	2.7%	(8.4%)	3.7%	(5.9%)

Loss before income tax provision	(8.1%)	(26.7%)	(4.2%)	(22.6%)

Income tax provision	0.5%	0.5%	0.5%	0.4%

Net loss	(8.6%)	(27.2%)	(4.7%)	(23.0%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	January 31,
	2008	2007
Cash flows from operating activities
Net loss	$(4,117)	$(11,746)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,878	842
Provision for doubtful accounts	140	91
Write downs for excess and obsolete inventory	549	809
Compensation related to stock options and share awards	9,299	3,503
Net realized losses on short-term investments	2	—
Non-cash interest expense	—	31
Accretion of purchase discounts on short-term investments	(1,481)	—
Change in carrying value of preferred stock warrants	(715)	3,118
Loss on disposal of fixed assets	—	5
Changes in operating assets and liabilities:
Accounts receivable	(2,167)	(2,307)
Inventory	(9,605)	(6,339)
Prepaids and other	(541)	(1,894)
Deferred costs	711	1,669
Other assets	(368)	(95)
Accounts payable	(677)	1,511
Deferred revenue	4,580	(435)
Other current and noncurrent liabilities	5,514	6,967
Income taxes payable	241	95

Net cash provided by (used in) operating activities	3,243	(4,175)

Cash flows from investing activities
Purchases of short-term investments	(53,461)	—
Proceeds from sales and maturities of short-term investments	69,704	—
Purchases of property and equipment	(3,155)	(1,918)

Net cash provided by (used in) investing activities	13,088	(1,918)

Cash flows from financing activities
Repayments on equipment loan obligations	—	(389)
Cash received under stock issuance agreement	—	1,787
Proceeds from issuance of redeemable convertible preferred stock, net	—	10,597
Proceeds from issuance of common stock	6,511	3,700

Net cash provided by financing activities	6,511	15,695

Effect of exchange rate changes on cash and cash equivalents	—	33

Net increase in cash and cash equivalents	22,842	9,635

Cash and cash equivalents, beginning of period	42,570	9,263

Cash and cash equivalents, end of period	$65,412	$18,898

Supplemental disclosure of cash flow information
Income taxes paid	$236	$87
Interest paid	—	28